UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2008

GLOBAL HEALTH VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-137888
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

1517 West 58th Avenue, Vancouver, British Columbia Canada V6P 1W6
(Address of principal executive offices and Zip Code)

604-761-7371
Registrant's telephone number, including area code

Goldtown Investments Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 15, 2008, we completed a merger with our subsidiary, Global Health Ventures Inc., a Nevada corporation which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Goldtown Investments Corp.” to “Global Health Ventures Inc.”.

Item 7.01 Regulation FD Disclosure

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on October 24, 2008 under the new stock symbol “GHLV”. Our new CUSIP number is 37990W 103.

Item 9.01 Financial Statements and Exhibits.

3.1	Articles of Merger filed with the Secretary of State of Nevada on October 6, 2008 and which is effective October 15, 2008.

99.1	News Release dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL HEALTH VENTURES INC.

By: /s/ Hassan Salari

Hassan Salari
President, Chief Executive Officer, Secretary,
Treasurer, Chief Financial Officer and Director

Dated: October 27